SHARE PURCHASE AGREEMENT

THIS AGREEMENT made March 3, 2005

BETWEEN: Gondwana Energy Ltd. of 391 Stratchona Dr., SW, Calgary, Alberta, T3H 1N7

(herein "Gondwana")

AND:International Resource Management Corp. of Suite 1408-1050 Burrard Street, Vancouver, B.C.

(herein "IREMCO")

WHEREAS IREMCO owns certain common shares, as evidenced by the copies of the share certificates numbered 101, 197 and 264, attached, of Gondwana a Company quoted on the Pink Sheets;

AND WHEREAS Gondwana has agreed to buy back the said shares from IREMCO for cancellation and return to treasury for US$1,000;

AND WHEREAS the parties are at arms-length and have agreed to set a price for the shares at US$1,000;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

  On execution hereof Gondwana will pay US$1,000 to IREMCO in exchange for IREMCO's common shares of Gondwana, copies of which are attached;

  Gondwana represents that it is legally entitled to purchase the shares and has taken all necessary corporate proceedings and has complied with all securities laws in Canada and the United States to lawfully re-purchase the shares in accordance with all applicable laws;

  IREMCO hereby represents that it is the beneficial owner of the Gondwana shares as attached and will hereby sell and deliver them to Gondwana against payment. IREMCO sells the certificates "as is, where is" and makes no representations about the status of Gondwana nor about the transferability of the shares and agrees only to execute any instruments of transfer supplied by Gondwana as it may require in dealing with any transfer agent.

  General Provisions

    This agreement shall be deemed to have been made under the laws of the Province of British Columbia and shall be enforceable under the laws of that jurisdiction;

    This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, heirs and personal representatives;

    Each party shall promptly, and without request for further consideration, execute and deliver such further documents and assurances as may be necessary to effect the terms hereof;

    This agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will bear the date as at the 1st day of March, 2005.

IN WITNESS WHEREOF the parties have caused this agreement to be executed as of the 1st day of March, 2005.

Gondwana Energy, Ltd.

Per:
/s/ Rory O'Byrne
Authorized Signatory

International Resource Management Corp.

Per:
/s/ Alex Guidi
Authorized Signatory